As filed with the Securities and Exchange Commission
                              on December 23, 1997

                                                            Registration No. 333

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                     AMERICAN COMMUNICATIONS SERVICES, INC.
             (Exact name of registrant as specified in its charter)

                    DELAWARE                       52-1947746
             (State or other juris-             (I.R.S. Employer
            diction of incorporation           Identification No.)
                or organization)

                          131 National Business Parkway
                       Annapolis Junction, Maryland 20701
                                 (301) 617-4200
               (Address of Principal Executive Offices) (Zip Code)

                       1994 Stock Option Plan, as amended
                            (Full title of the plan)


                              Riley M. Murphy, Esq.
                     American Communications Services, Inc.
                          131 National Business Parkway
                       Annapolis Junction, Maryland 20701
                                 (301) 617-4215
               (Name and address of agent for service of process)

                                   copies to:

                             Kevin T. Collins, Esq.
                              Dorsey & Whitney LLP
                                 250 Park Avenue
                            New York, New York 10177
                                 (212) 415-9200


                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
   Title of Each Class of        Amount of            Proposed                Proposed               Amount of
      Securities to be         Shares to be       Maximum Offering            Aggregate          Registration Fee
         Registered             Registered       Price Per Share (1)     Offering Price (2)
---------------------------------------------------------------------------------------------------------------------
Common Stock $.01 par
value per Share......           2,000,000              $11.563               $23,126,000             $6,822.17
=====================================================================================================================




     (1) This is an average price determined by dividing the proposed Aggregate Offering Price by the Amount of Shares to be Registered.

     (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended (the "Act") based upon the average of the bid and ask price for the Common Stock, par value $.01 (the "Common Stock") as reported by the National Association of Securities Dealers Automated Quotation System on December 19, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

     The following documents previously filed with the SEC (File No. 0-25314) are hereby incorporated by reference into this Prospectus:

          (i) the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996;

          (ii) the Company's Annual Report on Form 10-KSB/A for the fiscal year ended June 30, 1996;

          (iii) the Company's Transition Report on Form 10-KSB for the fiscal period from July 1, 1996 to December 31, 1996;

          (iv) the Company's Transition Report on Form 10-KSB/A for the fiscal period from July 1, 1996 to December 31, 1996;

          (v) the Company's Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, June 30 and September 30, 1997;

          (vi) the Company's Current Reports on Form 8-K, dated January 8, 1997, January 9, 1997, February 7, 1997, July 29, 1997, October 24, 1997 and November 7, 1997; and

          (vii) the description of the Company's Common Stock contained in its registration statement on Form 8-A filed with the SEC on December 23, 1994, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the Offering shall be deemed to be incorporated by reference herein and shall be part hereof from the date of filing thereof.


Item 4.   Description of Securities.

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

      Not Applicable.

Item 6.   Indemnification of Officers and Directors.

     The Second Restated Certificate of Incorporation provides that a director of the Company will not be personally liable for monetary damages to the Company or its stockholders for breach of fiduciary duty as a director, except for liability, (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful payments of dividends or unlawful stock repurchases or redemption as provided in Section 174 of the Delaware General Corporation Law ("DGCL") or (iv) for any transaction from which the director derived an improper personal benefit.

     The Second Restated Certificate of Incorporation and the Amended and Restated By-laws further provide that directors and officers of the Company (as well as agents and employees of the Company at the discretion of the Board) shall, to the fullest extent authorized by the DGCL or any other applicable laws then in effect, be indemnified against liabilities arising from their service as directors and officers. The Company has entered into indemnification agreements with each of its executive officers and directors to reimburse them for certain liabilities incurred in connection with the performance of their fiduciary duties.

     Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 145.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

     The following are filed as exhibits or incorporated by reference into this Registration Statement:

                                                                  Exhibit No. or
Exhibit                                                           Incorporation
 Number           Description                                      by Reference
 ------           -----------                                      ------------

5.1       Opinion of Dorsey & Whitney LLP                              E-1

23.1      Consent of Dorsey & Whitney LLP
          (contained in opinion filed as Exhibit 5.1)

23.2      Consent of KPMG Peat Marwick LLP                             E-2

24.1      Power of Attorney                                              *


*         Powers of attorney are contained in signatures.

Item 9.   Undertakings.

          (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                    (i) To include any prospectus  required by section  10(a)(3)
               of the Securities Act of 1933;

                    (ii) To  reflect  in the  Prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                    provided,  however, that paragraphs (a)(1)(i) and (a)(1)(ii)
               do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis Junction, State of Maryland, on December 22, 1997.

                                              AMERICAN COMMUNICATIONS
                                                 SERVICES,  INC.
                                              (Registrant)



                                              By:  /s/ Jack E. Reich
                                              -------------------------
                                              Jack E. Reich, President and Chief
                                               Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jack E. Reich and David L. Piazza as true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


   /s/  Anthony J. Pompliano   Chairman of the
-----------------------------
Anthony J. Pompliano           Board of Directors              December 22 ,1997


   /s/  Jack E. Reich          President and Chief             December 22, 1997
-----------------------------
Jack E. Reich                  Executive Officer,
                               (Principal Executive Officer)
                               and Director


   /s/ David L. Piazza         Executive Vice President,       December 22, 1997
-----------------------------
David L. Piazza                Chief Financial Officer
                               and Chief Operating Officer
                               (Principal Accounting
                               Officer)


                               Director                        December__ ,1997
-----------------------------
George M. Middlemas


   /s/ Edwin M. Banks          Director                        December 22, 1997
-----------------------------
Edwin M. Banks


   /s/ Christopher L. Rafferty Director                        December 22, 1997
-----------------------------
Christopher L. Rafferty


   /s/ Benjamin P. Giess       Director                        December 22, 1997
-----------------------------
Benjamin P. Giess


   /s/ Oliver L. Trouveroy     Director                        December 22, 1997
-----------------------------
Olivier L. Trouveroy


-----------------------------  Director                        December __, 1997
Peter C. Bentz